UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201,	KY1-9006
42 Edward Street, George Town P.O. Box 469	(Zip Code)
Grand Cayman, Cayman Islands
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2024, SurancePlus Holdings Ltd. (“SPH”), a Cayman Islands exempted company and wholly owned subsidiary of Oxbridge Re Holdings Limited (the “Company”), adopted and approved the SurancePlus Holdings Ltd. 2024 Equity Incentive Plan (the “SPH Equity Incentive Plan”), which authorizes SPH to grant restricted SPH shares, restricted share units, incentive share options, non-qualified share options, and other share-based awards to officers, directors, employees, and consultants of SPH in order to incentivize and align their interests with the interests of SPH and other shareholders in SPH. The SPH Equity Incentive Plan authorizes the grant of incentive awards with respect to up to 750,000 shares of SPH Ordinary Shares, subject to customary adjustments. The SPH Equity Incentive Plan is administered by the board of directors of SPH (the “SPH Board”) or any committee of SPH directors appointed by the SPH Board. The SPH Equity Incentive Plan contains various other customary terms and conditions, and unless terminated earlier, the SPH Equity Incentive Plan will terminate on the 10th anniversary of the effective date of the SPH Equity Incentive Plan. The Company, as the initial sole shareholder of SPH, also approved the SPH Equity Incentive Plan on March 25, 2024, by action of the Company’s board of directors.

On March 25, 2024, the SPH Board granted to SPH employees an aggregate of 200,000 SPH Ordinary Shares pursuant to a form of Restricted Share Award Agreement (the “SPH Restricted Share Agreement”) that vest ratably over a period of 1 year. The SPH Board also granted options to purchase 548,100 SPH Ordinary Shares pursuant to a form of Option Award Agreement (the “SPH Option Award Agreement”) which vest in quarterly increments over a period of 4 years and has an exercise price of $15 per share. The restricted shares and option grants are subject to the holder of the restricted shares and options remaining continuously employed by the Company or its subsidiaries through and as of the applicable vesting date. Upon a change of control of SPH (as defined in the SPH Equity Incentive Plan), any unvested restricted shares and options shall immediately vest.

The foregoing descriptions of the SPH Equity Incentive Plan and the forms of SPH Restricted Share Agreement and SPH Option Award Agreement are summary in nature and therefore necessarily incomplete, and such descriptions are qualified by reference to the full text of such agreements and documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the restricted shares and options (and the ordinary shares underlying the options) as described in Items 1.01 and 5.02 are and will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities did and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to sophisticated parties, and was made with full access to any information requested regarding the SPH and its ordinary shares.

Item 5.02. Compensatory Arrangements of Certain Officers.

Pursuant to the SPH Equity Incentive Plan, on March 25, 2024, upon the approval by the SPH Board and the Company’s board of directors, Jay Madhu, our President and Chief Executive Officer, and Wrendon Timothy, our Chief Financial Officer, were awarded 125,300 and 53,700 restricted shares of SPH, respectively, under the SPH Equity Incentive Plan. The restricted shares will vest ratably over a period of 1 year. Additionally, SPH’s non-employee directors, namely Dwight Merren, Arun Gowda and Lesley Thompson were each awarded 2,000 restricted shares that vest ratably over a period of 1 year. Mr. Madhu and Mr. Timothy were also granted options to purchase an aggregate of 365,400 and 156,600 ordinary shares, respectively, of SPH under the SPH Equity Incentive Plan. The restricted shares and share options are subject to forfeiture upon termination of employment or service (subject to certain post-termination windows to exercise vested share options) and restrictions on transfer. The options will vest in increments of 6.25% each on a quarterly basis over a four-year period and will expire on the 10th anniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment. The options were granted at an exercise price of $15.00 (US) per ordinary share.

* * *

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.5	SurancePlus Holdings Ltd. 2024 Equity Incentive Plan

10.6	Form of Restricted Share Award Agreement of SurancePlus Holdings Ltd.

10.7	Form of Option Award Agreement of SurancePlus Holdings Ltd.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: March 27, 2024	Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.